Exhibit 3.5

PROSOMNUS, INC.

AMENDED AND RESTATED BYLAWS

(Effective as of [DATE])

ARTICLE I - STOCKHOLDERS

Section 1.                 Annual Meeting.

An annual meeting of the stockholders of ProSomnus, Inc. (the “Corporation”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors of the Corporation (the “Board of Directors”) shall fix. The Board of Directors may, in its sole discretion, determine that the meeting shall be postponed, rescheduled or canceled and, if held, shall not be held at any place but instead shall be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (as hereafter amended from time to time, the “Delaware General Corporation Law”).

Section 2.                 Special Meetings.

Special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Authorized Board or by the Chairman of the Board of the Corporation (the “Chairman of the Board”). For the purposes of these Restated Bylaws (hereinafter referred to herein as these “Bylaws”), the term “Authorized Board” shall mean the total number of authorized directors whether or not there exist any vacancies on the Board of Directors. Special meetings of the stockholders may be held at such place within or without the State of Delaware as may be stated in such resolution. The Board of Directors or the Chairman of the Board calling the meeting pursuant to such resolution may, in its, his or her sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the Delaware General Corporation Law.

Section 3.                 Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning hereinafter as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, as amended and restated from time to time).

When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date originally designated for the meeting in the notice, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.                 Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes is required, a majority of the voting power of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 5.                 Organization and Conduct of Business.

The Chairman of the Board of Directors or, in his or her absence, the Vice Chairman of the Board, if any, or in the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, the Chief Executive Officer of the Corporation or, in his or her absence, the President of the Corporation or, in his or her absence, such person as the Board of Directors may have designated, shall call to order any meeting of the stockholders and shall preside at and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The Board of Directors may adopt, by resolution, such rules, regulations and procedures for the conduct of business at any meeting of the stockholders, as the Board of Directors determines appropriate. Subject to such rules, regulations and procedures, the chairman of any meeting of the stockholders is empowered to adopt rules, regulations and procedures and to do all acts the chairman of the meeting determines appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or the chairman of the meeting, may include, without limitation, (a) the establishment of an agenda and the order of business to be conducted at the meeting (b) rules, regulations and procedures for maintaining order at the meeting, (c) limitations on the attendance at and participation in any meeting of the stockholders by any person other than stockholders and their properly appointed proxyholders, (d) restriction on entry to the meeting after its scheduled commencement, and (e) limitations on the allotment of time for comments and questions at the meeting. The chairman of any meeting of the stockholders shall be empowered to interpret any such rules, regulations and procedures and their applicability at such meeting, which interpretations shall be conclusive. Subject to any such rules, regulations and procedures, the chairman of any meeting of the stockholders shall determine the order of business and the procedures at the meeting. Unless and only to the extent determined by the Board of Directors or the chairman of the meeting, rules of parliamentary procedure shall not be required for any meeting of the stockholders. The chairman of any meeting of the stockholders shall have the power to adjourn the meeting to another place, if any, date and time, whether or not there is a quorum. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be determined by the chairman of the meeting and announced at the meeting prior to the opening of the polls.

Section 6.                 Nominations and Stockholders Business.

A.                 Annual Meetings of Stockholders.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered and acted upon by the stockholders may be made at an annual meeting of the stockholders (1) pursuant to the Corporation’s notice of meeting or proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 6 and on the record date for determination of stockholders entitled to vote at such meeting, who is entitled to vote at the meeting and who complies timely with the notice procedures set forth in this Section 6.

B.                 Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of the stockholders as shall have been included in the notice of meeting given pursuant to Section 2 above. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of the stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors or, (2) provided that the Board of Directors has determined that directors will be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 6, who shall be entitled to vote at the meeting and who complies timely with the notice procedures set forth in this Section 6.

C.                 Certain Matters Pertaining to Nominations and Stockholders Business.

(1)              For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph A of this Section 6 or a special meeting pursuant to paragraph B of this Section 6, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (v) of clause (c) of subparagraph 1 of this paragraph C, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder or beneficial owner, and must, in either case, have included in such materials the Solicitation Notice and, (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 6, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 6.

To be timely, a stockholder’s notice pertaining to an annual meeting shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) or more than one-hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders (the “Anniversary”); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the Anniversary, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice for an annual meeting or a special meeting shall set forth and include:

(a)           as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(i)               the name, age, business address and, if known to the stockholder, residential address;

(ii)              the principal occupation or employment;

(iii)           all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(iv)            a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(v)             to the extent known by the stockholder or the beneficial owner, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any nominee proposed by such stockholder or beneficial owner; and

(vi)           with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by paragraph D of this Section 6.

(b)          as to any business (other than a proposed nomination for election as a director) that the stockholder or beneficial owner proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, including the text of any resolution or resolutions proposed for consideration and action, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and, to the extent known by the stockholder, the name and business address and residential address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any matter such stockholder or beneficial owner intends to propose; and

(c)           as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)                the name and address of such stockholder, as they appear on the Corporation’s books, and the business address and, if known by the stockholder, the residential address of such beneficial owner;

(ii)              (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, restricted stock unit, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially and of record by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or held, directly or indirectly, by a limited liability company in which such stockholder is a member or manager or directly or indirectly owns in interest in such member or manager, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date; provided, however, that if such date is after the date of the meeting, not later than the day prior to the meeting);

(iii)            any other information relating to such stockholder and beneficial owner, if any, which would be required to be disclosed in a proxy statement or any other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder;

(iv)            a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and beneficial owner, if any; and

(v)              a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a percentage of the Corporation’s voting shares that such stockholder or beneficial owner reasonably believes to be sufficient to elect such nominee or nominees, a majority of the Corporation’s outstanding voting shares being conclusively reasonably sufficient (an affirmative statement of such intent being referred to herein as a “Solicitation Notice”).

(2)              Notwithstanding anything in the second sentence of subparagraph C(1) of this Section 6 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the Anniversary (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after the Anniversary, at least fifty-five (55) days prior to such annual meeting), a stockholder’s notice required by this Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(3)              In the event the Corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by subparagraph C(1) of this Section 6 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting nor later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

D.                General.

(1)              Only such persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible to serve as directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposed nomination or business shall be disregarded.

(2)              For purposes of this Section 6, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or successor entity or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)              Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 6 shall be deemed to affect any rights (i) of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances.

(4)              In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver, in accordance with the time periods prescribed for delivery of notice under subparagraph (C)(1) of this Section 6, to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to its directors.

(5)              Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of the stockholders of the Corporation to make his, her or its nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the Corporation. For purposes of this Section 6, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of the stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of the stockholders.

Section 7.                 Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of the stockholders, appoint one or more inspectors of election to act in such capacity at the meeting and make a written report thereof. The chairman of the meeting may designate one or more persons as alternate inspectors to replace any inspector of election who is unavailable or fails to act in such capacity. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector of election with strict impartiality and according to the best of his or her ability. A director, officer or employee of the Corporation may serve as an inspector of election or an alternate. Every vote taken by ballots shall be counted by the duly appointed inspector or inspectors of election.

Except as otherwise provided in the terms of any class or series of preferred stock of the Corporation, all elections at any meeting of the stockholders shall be determined by a plurality of the votes cast, and except as otherwise required by law, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters determined by stockholders at a meeting shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8.                 Action Without Meeting; Record Date.

A.                 Any action required or permitted to be taken by the stockholders of the Corporation at a duly called annual or special meeting of the stockholders of the Corporation may be effected by written consent, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (1) shall be signed by holders of record on the record date established pursuant to paragraph B of this Section 8 (the “Written Consent Record Date”) of outstanding voting stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) shall be delivered to the Secretary of the Corporation. Delivery shall be made by hand or by certified or registered mail, postage-prepaid and return receipt requested. Every written consent shall bear the date of the signature of the stockholder who signed the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dates valid consent delivered in the manner described in this paragraph A, written consents by stockholders having a sufficient number of votes to take such action are delivered to the Secretary of the Corporation. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing.

B.                 Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered or mailed to the Secretary of the Corporation. Within ten (10) days after receipt of such request in proper form and otherwise in compliance with this paragraph B from any such stockholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date, which date shall not be more than ten (10) days after the date upon which the resolution fixing the Written Consent Record Date is adopted by the Board of Directors. If no resolution fixing the Written Consent Record Date has been adopted by the Board of Directors within such period of ten (10) days, (1) the Written Consent Record Date, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which valid signed written consents constituting the applicable required percentage of the voting stock of the Corporation and setting forth the action proposed to be taken are delivered to the Secretary of the Corporation, and (2) the Written Consent Record Date, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

C.                 To be in proper form for purposes of this Section 8, a request by a stockholder that the Board of Directors adopt a resolution fixing a Written Consent Record Date shall set forth: (1) as to each stockholder requesting that the Board of Directors adopt a resolution fixing a Written Consent Record Date, each beneficial owner for whom such stockholder holds stock of the Corporation and each affiliate of either of them, the information required to be provided under clause (c) of subparagraph C(1) of Section 6 of this Article I; (2) as to any action proposed to be taken by written consent (other than a proposal to nominate one or more persons for election as a director or directors, (a) the information required to be provided pursuant to clause (b) of subparagraph C(1) of this Article I and (b) a reasonably detailed description of all agreements, arrangements and understanding between or among the proposing persons or between any proposing person and any other person in connection with such action; and (3) if one or more directors is or are proposed to be elected by written consent, the information required under clause (a) of subparagraph C(1) of this Article I for each person proposed to be nominated for election as a director.

D.                In connection with an action or actions proposed to be taken by written consent in accordance with this Section 8, the stockholder or stockholders seeking the taking of such action or actions shall update and supplement the information previously provided to the Corporation in connection therewith, if necessary so that the information previously provided will be true and correct, and will not omit to state information necessary for the information previously provided not to be misleading in light of the information previously provided, as of the Written Consent Record Date and as of the date which is five (5) business days prior to the date the consent solicitation is commenced. Each such update or supplement shall be delivered or mailed to the Secretary of the Corporation not later than five (5) business days prior to the Written Consent Record Date in the case of the update or supplement required to be made as of the Written Consent Record Date and not later than three (3) business days prior to the date that the consent solicitation is commenced in the case of the update or supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation.

E.                 Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 8. If the Board of Directors determines that any request to fix a Written Consent Record Date or to take stockholders action by written consent was not properly made in accordance with this Section 8 or the stockholder or stockholders seeking to take action by written consent do not otherwise comply with this Section 8, then the Board of Directors shall not be required to fix a Written Consent Record Date or take any other action in connection with the purported taking of action by the stockholders by written consent as proposed by such stockholder or stockholders, and such purported action shall be null and void. In addition to the requirements of this Section 8, each stockholder seeking the taking of action by the stockholders by written consent shall comply with all requirements of applicable law, including but not limited to the Exchange Act.

Section 9.                 Stock List.

A complete list of the stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. Such list shall presumptively determine the identity of the stockholders entitled to examine such stock list and to vote at the meeting and the number of shares held by each of them.

ARTICLE II - BOARD OF DIRECTORS

Section 1.                 General Powers, Number, Election, Tenure, Qualification and Chairman.

A.       The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

B.       Subject to the rights of the holders of shares of any series of preferred stock of the Corporation then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Authorized Board.

C.       The Chairman of the Board and any Vice Chairman of the Board appointed to act in the absence of the Chairman of the Board, if any, shall be elected by and from the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

Section 2.                 Vacancies and Newly Created Directorships.

Subject to the rights of the holders of shares of any series of preferred stock of the Corporation then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a resolution of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and not by the stockholders, and directors so chosen shall serve for a term expiring at the next annual meeting of the stockholders or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 3.                 Resignation and Removal.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal place of business or to the Chairman of the Board, Chief Executive Officer, President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to the rights of the holders of shares of any series of preferred stock of the Corporation then outstanding, any director, or the entire Board of Directors, may be removed from office at any time with or without cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.

Section 4.                 Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5.                 Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or, in his or her absence, by the Vice Chairman of the Board, if any, and shall be called by the Secretary if requested by a majority of the Authorized Board, and shall be held at such place, on such date, and at such time as he or she or they shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or orally, by telegraph, telex, cable, telecopy or electronic transmission given not less than twenty four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business of the Board of Directors may be transacted at a special meeting of the Board of Directors.

Section 6.                 Quorum.

At any meeting of the Board of Directors, a majority of the total number of the Authorized Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, the Chairman of the Board, if present, or a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7.                 Action by Consent.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without notice and without a meeting, if all members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8.                 Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors of such a committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 9.                 Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Chairman of the Board or, in his or her absence, the Vice Chairman of the Board, if any, or as the Board of Directors in the absence of both of them may from time to time determine, and all matters shall be determined by a resolution of a majority of the directors present, except as otherwise provided herein or required by law.

Section 10.              Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)              to declare dividends from time to time in accordance with law;

(2)              to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)              to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

(4)              to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)              to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)              to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees, consultants and agents of the Corporation and its direct or indirect subsidiaries as it may determine;

(7)              to adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its direct or indirect subsidiaries as it may determine; and,

(8)              to adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 11.             Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III - COMMITTEES

Section 1.                 Committees of the Board of Directors.

The Board of Directors, by a resolution of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by law. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by resolution unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.                 Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members of any committee shall constitute a quorum unless the committee shall consist of one member, in which event one member shall constitute a quorum or unless the committee consists of two members, in which case both members shall constitute a quorum; and all matters shall be determined by a resolution of a majority of the members present. Action may be taken by any committee without notice and without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV - OFFICERS

Section 1.                 Enumeration.

The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and such other officers as the Board of Directors may determine, including but not limited to one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer or officers as may be designated by resolution of the Board of Directors.

Section 2.                 Election.

The Chief Executive Officer, President, Chief Financial Officer, Treasurer and the Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders. The Board of Directors may, from time to time, elect or appoint such other officers as the Board of Directors may determine, including but not limited to one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 3.                 Qualification.

No officer need be a director. Two or more offices may be held by any one person. If required by a resolution of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his or her duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

Section 4.                 Tenure and Removal.

Each officer of the Corporation shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the resolution electing or appointing said officer. Any officer may resign by notice given in writing or by electronic transmission of his or her resignation to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, of the Corporation or to the Board of Directors at a meeting of the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed from office with or without cause only by a resolution of a majority of the directors then in office.

Section 5.                 Chief Executive Officer.

The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have the responsibility for the general management and control of the day-to-day business and affairs of the Corporation. Unless otherwise provided by resolution of the Board of Directors, in the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, meetings of the Board of Directors. The Chief Executive Officer shall have general supervision and direction of all of the other officers (other than the Chairman of the Board or any Vice Chairman of the Board), employees and agents of the Corporation. Subject to the Certificate of Incorporation, the other provisions of these Bylaws and any resolution of the Board of Directors, the Chief Executive Officer shall also have the power and authority to determine the duties of all officers, employees and agents of the Corporation, shall determine the compensation of any officers whose compensation is not established by the Board of Directors and shall have the power and authority to sign all contracts and other instruments of the Corporation which are authorized.

Section 6.                 President.

Except for meetings at which the Chairman of the Board, any Vice Chairman of the Board or the Chief Executive Officer presides, the President shall, if present, preside at all meetings of the stockholders and, if a director, at all meetings of the Board of Directors. The President shall, subject to the control and direction of the Chief Executive Officer and the Board of Directors, have and perform such powers and duties as may be prescribed by these Bylaws or from time to time be determined by the Chief Executive Officer, subject to any determination thereof by the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the day-to-day business and affairs of the Corporation and shall have general supervision and direction of all of the officers (other than the Chairman of the Board, any Vice Chairman of the Board and the Chief Executive Officer of the Corporation), employees and agents of the Corporation.

Section 7.                 Vice Presidents.

The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors or the Chief Executive Officer may determine, shall have and perform the powers and duties of the President (or such of the powers and duties as the Board of Directors or the Chief Executive Officer may determine) whenever the President is absent or unable to act, including the power to sign contracts and other instruments of the Corporation. The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors or the Chief Executive Officer and shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

Section 8.                 Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall, subject to the control and direction of the Board of Directors and the Chief Executive Officer, be the chief financial officer of the Corporation and shall have and perform such powers and duties as may be prescribed in these Bylaws or be determined from time to time by the Board of Directors or the Chief Executive Officer, including the power to sign all contracts and other instruments of the Corporation which are authorized. All property of the Corporation in the custody of the Chief Financial Officer shall be subject at all times to the inspection and control of the Board of Directors and the Chief Executive Officer. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. The Chief Financial Officer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another person as the Corporation’s Treasurer, the Chief Financial Officer shall also be the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer (if different than the Chief Financial Officer) and each Assistant Treasurer, if any, shall have and perform the powers and duties of the Chief Financial Officer whenever the Chief Financial Officer is absent or unable to act, and may at any time exercise such of the powers of the Chief Financial Officer, and such other powers and duties, as may from time to time be determined by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer and shall have the power to sign all stock certificates, contracts and instruments of the Corporation which are authorized.

Section 9.                 Secretary and Assistant Secretaries.

The Board of Directors shall appoint a Secretary and, in his or her absence, one or more Assistant Secretaries. Unless otherwise directed by the Board of Directors or the Chairman of the Board, the Secretary or, in his or her absence, any Assistant Secretary shall attend all meetings of the directors and the stockholders and shall record all resolutions of the Board of Directors and votes of the stockholders and minutes of the proceedings at such meetings. The Secretary or, in his or her absence, any Assistant Secretary, shall notify the directors of their meetings, and shall have and perform such other powers and duties as may be prescribed in these Bylaws or as may from time to time be determined by the Board of Directors, including the power to sign contracts and other instruments of the Corporation. If the Secretary or an Assistant Secretary is elected but is not present at any meeting of the Board of Directors or the stockholders, a temporary Secretary may be appointed by the Board of Directors or the chairman of the meeting. The Secretary and each Assistant Secretary shall have the power to sign all stock certificates, contracts and instruments of the Corporation which are authorized.

Section 10.             Bond.

If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including but not limited to a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control and belonging to the Corporation.

Section 11.             Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors or the Chief Executive Officer, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of or with respect to any action of the stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK

Section 1.                 Certificated and Uncertificated Stock.

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Delaware General Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of stock owned by the stockholder. Any certificates issued to a stockholder of the Corporation shall bear the name of the Corporation and shall be signed by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile.

Section 2.                 Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article V or, in the case of uncertificated shares, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.                 Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of the stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of the stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

Section 4.                 Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a replacement certificate of stock or uncertificated shares in place of any certificate previously issued by the Corporation pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.                 Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

Section 6.                 Interpretation.

The Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.

ARTICLE VI - NOTICES

Section 1.                 Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2.                 Waiver of Notice.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice, except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.                 Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, member or manager of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter referred to as an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, manager, member, partner or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights to such Indemnitee than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.                 Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VII, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.                 Right of Indemnitees to Bring Suit.

If a claim under Section 1 or 2 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 4.                 Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law, statute, the Corporation’s Certificate of Incorporation as amended from time to time, these Bylaws, any agreement, any vote of the stockholders or resolution of disinterested directors or otherwise.

Section 5.                 Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.                 Indemnity Agreements.

The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents of the Corporation and with such officers, directors, members, managers, partners, employees and agents of any direct or indirect subsidiaries of the Corporation as the Board of Directors may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Article VII, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with Delaware law. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article.

Section 7.                 Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.                 Nature of Rights.

The rights conferred upon Indemnitees in this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, member, manager, employee, agent or trustee and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 9.                 Severability.

If any word, clause, provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII - CERTAIN TRANSACTIONS

Section 1.                 Transactions with Interested Parties.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because the votes of such director or officer are counted for such purpose, if:

(a)              The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a resolution of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)              The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)              The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2.                 Quorum.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

ARTICLE IX - MISCELLANEOUS

Section 1.                 Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.                 Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.                 Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.                 Fiscal Year.

Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

Section 5.                 Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.                 Pronouns.

Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms.

ARTICLE X - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of stock of the Corporation to adopt, amend or repeal these Bylaws.